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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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TAL International Group, Inc.
(Name of Registrant as Specified In Its Charter)
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TAL INTERNATIONAL GROUP, INC.
100 MANHATTANVILLE ROAD
PURCHASE, NEW YORK 10577

March 25, 2011

Dear Stockholders,

        You are cordially invited to join us for our Annual Meeting of Stockholders to be held this year on April 26, 2011, at 10:00 a.m., Eastern Daylight Time, at the Renaissance Westchester Hotel, 80 West Red Oak Lane, West Harrison, New York 10604.

        The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting. You will be asked to elect nine directors to the Board of Directors, to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, to approve on an advisory basis the compensation of our named executive officers, and on an advisory basis, to indicate the preferred frequency (every year, every two years or every three years) of the advisory vote on the compensation of our named executive officers. We will also report on matters of current interest to our stockholders.

        Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend the meeting, we encourage you to make certain that you are represented by signing the accompanying proxy card and promptly returning it in the enclosed, prepaid envelope.

Sincerely,
Brian M. Sondey President and Chief Executive Officer

TAL INTERNATIONAL GROUP, INC.
100 Manhattanville Road
Purchase, New York 10577

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on April 26, 2011

To the Stockholders:

        The Board of Directors of TAL International Group, Inc. hereby gives notice that the Annual Meeting of Stockholders of TAL International Group, Inc. will be held on April 26, 2011, at 10:00 a.m., Eastern Daylight Time, at the Renaissance Westchester Hotel, 80 West Red Oak Lane, West Harrison, New York 10604 (the "Annual Meeting"). The purpose of the Annual Meeting is to:

  1.
  elect nine directors to the Board of Directors to serve until the 2012 annual meeting of stockholders or until their respective successors are elected and qualified;

  2.
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

  3.
  hold an advisory vote on the compensation of named executive officers;

  4.
  hold an advisory vote on the frequency of holding the advisory vote on the compensation of named executive officers; and

  5.
  act on any other matters as may properly come before the stockholders at the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary.

        The Board of Directors has fixed the close of business March 15, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment.

        You are cordially invited to attend the Annual Meeting in person. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy. A copy of TAL International Group, Inc.'s Proxy Statement is enclosed.

By Order of the Board of Directors, Marc Pearlin Secretary

March 25, 2011

        YOUR PROXY VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE RETURNED PROMPTLY. THEREFORE, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

Internet Availability of Proxy Materials

        The Company's Proxy Statement and 2010 Annual Report are available on our corporate website at http://ir.talinternational.com/phoenix.zhtml?c=192426&p=irol-reportsannual.

TAL INTERNATIONAL GROUP, INC.
100 Manhattanville Road
Purchase, New York 10577

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
to be held on April 26, 2011

INFORMATION ABOUT VOTING

General

        This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished in connection with the solicitation by the Board of Directors of TAL International Group, Inc. ("TAL International Group", "TAL", the "Company", "us" or "we") of proxies for use at the Annual Meeting of Stockholders to be held at the Renaissance Westchester Hotel, 80 West Red Oak Lane, West Harrison, New York 10604 at 10:00 a.m., Eastern Daylight Time, on April 26, 2011, and at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying proxy card are first being distributed to all stockholders entitled to vote on or about March 25, 2011.

        The cost of soliciting proxies will be borne by TAL International Group, and will consist primarily of preparing and mailing the proxies and this Proxy Statement. Copies of the proxy materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of TAL International Group Common Stock, and normal handling charges may be paid for such forwarding service.

Who can vote?

        Only holders of record as of the close of business March 15, 2011 (the "Record Date") of TAL International Group's Common Stock, par value $0.001 per share (the "Common Stock"), are entitled to vote at the Annual Meeting. On the Record Date, there were 30,872,575 shares of Common Stock outstanding.

What proposals will be voted on at the Annual Meeting?

        Stockholders will vote on four proposals at the Annual Meeting:

  •
  the election of nine directors to serve on our Board of Directors (Proposal 1);

  •
  the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 2);

  •
  to approve on an advisory basis the compensation of our named executive officers as described in this Proxy Statement (Proposal 3); and

  •
  to indicate on an advisory basis the preferred frequency (every year, every two years or every three years) of the advisory vote on the compensation of our named executive officers (Proposal 4).

        We will also consider other business that properly comes before the annual meeting.

How many votes can I cast?

        You will be entitled to one vote per share of Common Stock owned by you on the Record Date.

How do I vote by proxy?

        Follow the instructions on the enclosed proxy card to vote on the proposals to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed prepaid envelope. The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on the proposals, the proxy holders will vote for you on the proposals. Unless you instruct otherwise, the proxy holders will vote "FOR" the nominees proposed by our Board of Directors, "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, "FOR" the approval of the compensation of our named executive officers as described in this Proxy Statement, and that the Company hold an advisory vote on executive compensation every "THREE YEARS".

What if other matters come up at the Annual Meeting?

        The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders will vote your shares as they see fit.

What can I do if I change my mind after I vote my shares?

        At any time before the vote at the meeting, you can revoke your proxy either by (i) giving our Secretary a written notice revoking your proxy card, (ii) signing, dating and returning to our Secretary a new proxy card bearing a later date, or (iii) attending the Annual Meeting and voting in person. Your presence at the Annual Meeting will not revoke your proxy unless you vote in person. All written notices or new proxies should be sent to our Secretary at our principal executive offices.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

        Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

        If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

What are broker non-votes?

        Broker non-votes are shares held in street name by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter. Under the rules of the New York Stock Exchange, your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposal 1 (election of directors), Proposal 3 (advisory vote on the compensation of named executive officers) and Proposal 4 (the frequency of the advisory vote on the compensation of our named executive officers, every one, two or three years). However, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 2 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011). Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

What is a quorum?

        We will hold the Annual Meeting if a quorum is present. A quorum will be present if the holders of a majority of the shares of Common Stock entitled to vote on the Record Date either sign and return their proxy cards or attend the Annual Meeting. Without a quorum, we cannot hold the meeting or transact business. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on the proposals listed on the proxy card. Abstentions and broker non-votes will also be counted as present for purposes of determining if a quorum exists.

What vote is necessary for action?

        Passage of Proposal 1 (election of directors) requires, for each director, the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. You will not be able to cumulate your votes in the election of directors. Approval of Proposal 2 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011) will require the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Approval of Proposal 3 (advisory vote on the compensation of named executive officers) will require the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote, although such vote will not be binding on us. With respect to Proposal 4 (advisory vote on the frequency of the advisory vote on the compensation of named executive officers every one, two or three years), the winning alternative will be the one that receives the highest number of votes cast by holders of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote, although such vote will not be binding upon us. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present; however, in tabulating the voting results for any particular proposal abstentions have the same effect as votes against the matter, except in the case of the non-binding advisory vote on the frequency of the advisory vote on the compensation of our named executive officers, where an abstention will have no effect.

Who pays for the proxy solicitation?

        We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

 PROPOSAL 1
ELECTION OF DIRECTORS

        At the Annual Meeting, the stockholders will elect nine directors to serve until the 2012 annual meeting of stockholders or until their respective successors are elected and qualified. In the absence of instructions to the contrary, a properly signed and dated proxy will vote the shares represented by that proxy "FOR" the election of the nine nominees named below.

        Assuming a quorum is present, each nominee will be elected as a director of TAL International Group if such nominee receives the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. All nominees are currently incumbent directors. Stockholders are not entitled to cumulate votes in the election of directors. All nominees have consented to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by our Board of Directors. As of the date of this proxy statement, our Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected. The names of the nominees, their ages as of December 31, 2010, and certain other information about them are set forth below:

Name	Age	Position	Director Since
Malcolm P. Baker(1)	41	Director	September 2006
A. Richard Caputo, Jr.(2)(3)	45	Director	November 2004
Claude Germain(1)(3)	43	Director	February 2009
Brian J. Higgins	35	Director	November 2004
John W. Jordan II(3)	63	Director	November 2004
Frederic H. Lindeberg(1)(2)	70	Director	October 2005
Brian M. Sondey	43	Chief Executive Officer, President, Director	November 2004
David W. Zalaznick(2)	56	Director	November 2004
Douglas J. Zych	39	Director	November 2004

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating and Corporate Governance Committee

        Mr. Caputo, Mr. Higgins, Mr. Jordan, Mr. Zalaznick, Mr. Zych and Mr. Sondey were designated by The Resolute Fund, L.P. and its affiliated funds, whose manager is The Jordan Company, L.P. Certain of our stockholders, including The Resolute Fund, L.P. and its affiliated funds, which collectively own 50.77% of our Common Stock as of December 31, 2010, are parties to a shareholders' agreement pursuant to which such shareholders have agreed to vote their respective shares of Common Stock such that our Board of Directors will be comprised of nine directors consisting of (i) six individuals designated by the Resolute Fund, L.P. and (ii) three independent directors designated by our Nominating and Corporate Governance Committee.

        Malcolm P. Baker has served as a director of our company since September 2006. Dr. Baker is the Dwight P. Robinson, Jr. Professor in the finance unit of the Harvard University Graduate School of Business, the director of the corporate finance program at the National Bureau of Economic Research, and a consultant for Acadian Asset Management. Dr. Baker has authored numerous articles and case studies on corporate finance, capital markets, and behavioral finance. He has been a frequent presenter at academic and practitioner conferences, a consultant to corporations and investment management firms, and a winner of the Brattle Prize, which is given annually by the American Finance Association.

Dr. Baker holds a BA in applied mathematics and economics from Brown University, an M.Phil. in finance from Cambridge University, and a Ph.D. in business economics from Harvard University.

        As a result of these professional and other experiences, we believe Dr. Baker possesses particular knowledge and experience in a variety of areas including corporate finance, capital markets, and economics that strengthens the Board's collective knowledge, capabilities, and experience.

        A. Richard Caputo, Jr. has served as a director of our company since November 2004. Mr. Caputo is a Partner and Managing Principal of The Jordan Company, L.P. He has been an employee of The Jordan Company, L.P. and its predecessors and affiliated entities since 1990. Mr. Caputo is also a director of Universal Technical Institute, Inc. and Safety Insurance Group, Inc., as well as a number of privately held companies. Mr. Caputo received a BA in Mathematical and Business Economics from Brown University.

        As a result of these professional and other experiences, we believe Mr. Caputo possesses particular knowledge and experience in a variety of areas including corporate finance, capital markets, and strategic planning and has public company board experience that strengthens the Board's collective knowledge, capabilities, and experience.

        Claude Germain has served as a director of our company since February 2009. Mr. Germain is a Managing Partner of Rouge River Capital Inc., a Canadian merchant bank focused on midmarket opportunities. Mr. Germain also sits on the Board of various companies, including SMTC Corporation, a global electronics manufacturing services provider (NASDQ: SMTX); HALO Technologies, a technology holding company based in Greenwich, CT; and Pillar 5 Pharma Inc., a contract pharmaceutical manufacturer in Ottawa, Ontario. Prior to joining Rouge River Capital Inc., Mr. Germain was Executive Vice President and Chief Operating Officer for Schenker of Canada Ltd. from 2005 to 2010 where he was accountable for Schenker's Canadian operations. DB Schenker is one of the largest logistics service providers in the world. Mr. Germain was also the Co-Founder of Grocery Gateway Inc; President of a Texas based third party logistics firm; and a management consultant specializing in distribution for the Boston Consulting Group. In 2002 and 2007, Mr. Germain won Canadian Executive of the Year in Logistics. Mr. Germain holds an MBA from Harvard Business School and a Bachelor of Engineering Physics (Nuclear) from Queen's University.

        As a result of these professional and other experiences, we believe Mr. Germain possesses particular knowledge and experience in a variety of areas including, logistics, transportation, distribution, and strategic planning that strengthens the Board's collective knowledge, capabilities, and experience.

        Brian J. Higgins has served as a director of our company since November 2004. Mr. Higgins is a Principal of The Jordan Company, L.P. He has been an employee of The Jordan Company, L.P. and its predecessor and affiliated entities since 1999. Mr. Higgins received a BA in Economics from Williams College.

        As a result of these professional and other experiences, we believe Mr. Higgins possesses particular knowledge and experience in a variety of areas including corporate finance and economics that strengthens the Board's collective knowledge, capabilities, and experience.

        John W. Jordan II has served as a director of our company since November 2004. Mr. Jordan is a Partner and Managing Principal of The Jordan Company, L.P. He has been an employee of The Jordan Company, L. P. and its predecessors and affiliated entities since 1982. Mr. Jordan is also a director of Service Logic, LLC (formerly known as TTS, LLC) and Sensus USA, Inc., as well as a number of privately held companies. Mr. Jordan received a BA in Business Administration from the University of Notre Dame.

        As a result of these professional and other experiences, we believe Mr. Jordan possesses particular knowledge and experience in a variety of areas including corporate finance and corporate governance, capital markets, and has public company board experience that strengthens the Board's collective knowledge, capabilities, and experience.

        Frederic H. Lindeberg has served as a director of our company since October 2005. Mr. Lindeberg has had a consulting practice providing taxation, management and investment counsel since 1991, focusing on finance, real estate, manufacturing and retail industries. Mr. Lindeberg retired in 1991 as Partner-In-Charge of various KPMG tax offices after 24 years of service where he provided both accounting and tax counsel to various clients. Mr. Lindeberg was formerly an adjunct professor at Penn State Graduate School of Business. Mr. Lindeberg is currently a director of Safety Insurance Group, Inc. and formerly a trustee of Provident Senior Living Trust. Mr. Lindeberg received a BS in Business Administration from Drexel University and a JD from Temple University School of Law. Mr. Lindeberg is a certified public accountant.

        As a result of these professional and other experiences, Mr. Lindeberg has been determined to be an Audit Committee Financial Expert under the SEC rules and regulations, possesses particular knowledge and experience in a variety of areas including accounting and tax, and has public company board experience that strengthens the Board's collective knowledge, capabilities, and experience.

        Brian M. Sondey is our Chief Executive Officer and President and has served as a director of our company since November 2004. Mr. Sondey joined our former parent, Transamerica Corporation, in April 1996 as Director of Corporate Development. He then joined TAL International Container Corporation ("TAL International Corporation") in November 1998 as Senior Vice President of Business Development. In September 1999, Mr. Sondey became President of TAL International Corporation. Prior to his work with Transamerica Corporation and TAL International Corporation, Mr. Sondey worked as a Management Consultant at the Boston Consulting Group and as a Mergers & Acquisitions Associate at J.P. Morgan. Mr. Sondey holds an MBA from The Stanford Graduate School of Business and a BA degree in Economics from Amherst College.

        As a result of these professional and other experiences, we believe Mr. Sondey possesses particular knowledge and experience in a variety of areas including corporate finance, logistics, marketing, people management and strategic planning and strengthens the Board's collective knowledge, capabilities, and experience.

        David W. Zalaznick has served as a director of our company since November 2004. Mr. Zalaznick is a Partner and Managing Principal of the Jordan Company, L.P. He has been an employee of The Jordan Company, L. P. and its predecessors and affiliated entities since 1982. Mr. Zalaznick is also a director of Sensus USA, Inc., as well as a number of privately held companies. Mr. Zalaznick received a BA in Economics from Cornell University and a MBA from Columbia University.

        As a result of these professional and other experiences, we believe Mr. Zalaznick possesses particular knowledge and experience in a variety of areas including, economics, corporate finance and corporate governance, and has public company board experience that strengthens the Board's collective knowledge, capabilities, and experience.

        Douglas J. Zych has served as a director of our company since November 2004. Mr. Zych is a Principal of The Jordan Company, L.P. He has been an employee of The Jordan Company, L.P. and its predecessors and affiliated entities since 1995. Mr. Zych received a BA in Business Administration from the University of Notre Dame.

        As a result of these professional and other experiences, we believe Mr. Zych possesses particular knowledge and experience in a variety of areas including corporate finance and capital markets experience that strengthens the Board's collective knowledge, capabilities, and experience.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS.

Corporate Governance and Related Matters

        We currently avail ourselves of the "controlled company" exception under the New York Stock Exchange corporate governance standards, pursuant to which a company of which more than 50% of the voting power is held by a group may elect not to comply with certain New York Stock Exchange corporate governance requirements, including: (i) the requirement that a majority of our Board of Directors consist of independent directors; (ii) the requirement that the Nominating and Corporate Governance Committee be composed entirely of independent directors; and (iii) the requirement that the Compensation Committee be composed entirely of independent directors. Certain of our stockholders, which collectively beneficially owned 50.77% of our Common Stock as of December 31, 2010, have entered into a shareholders agreement pursuant to which such shareholders have agreed to vote their respective shares of Common Stock such that our Board of Directors will be comprised of nine directors consisting of (i) six individuals designated by the Resolute Fund, L. P. and (ii) three independent directors designated by our Nominating and Corporate Governance Committee. Accordingly, we have elected not to comply with the requirements that we have a majority of independent directors on our Board of Directors and that our Compensation Committee and our Nominating and Corporate Governance Committee be composed entirely of independent directors. We believe, however, that the current composition of our Board of Directors and the committees of our Board of Directors ensures a significant role for our independent directors. In the event that we are no longer a "controlled company," we will be required to have a majority of independent directors on our Board of Directors and to have our Compensation Committee and our Nominating and Corporate Governance Committee be composed entirely of independent directors within one year of the date that we lose our "controlled company" status.

        The Board of Directors has adopted a formal policy to assist it in determining whether a director is independent in accordance with the applicable rules of the New York Stock Exchange. The Director Independence Standards are available on our corporate website at www.talinternational.com. The Directors Independence Standards may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Director Independence Standards" in the middle of the page. Applying these standards, our Board of Directors has determined that Messrs. Baker, Germain and Lindeberg qualify as independent. The Board of Directors has adopted formal Corporate Governance Principles and Guidelines which are available on our website at www.talinternational.com. From our main web page, first click on "Investors" at the top of the page. Next click on "Corporate Governance" on the left side of the page, then on "Corporate Governance Principles and Guidelines" in the middle of the page.

Board Leadership and Diversity

        The Board of Directors does not have a designated Chairman, and is currently composed of three independent directors (Mr. Baker, Mr. Germain and Mr. Lindeberg), our Chief Executive Officer and President (Mr. Sondey) and five other directors (Mr. Caputo, Mr. Higgins, Mr. Jordan, Mr. Zalaznick and Mr. Zych) designated by The Resolute Fund, L.P. and its affiliated funds, whose manager is The Jordan Company, L.P. Certain of our stockholders, including The Resolute Fund, L.P. and its affiliated funds, which collectively own 50.77% of our common stock as of December 31, 2010, are parties to a shareholders agreement pursuant to which such shareholders have agreed to vote their respective shares of Common Stock such that our Board of Directors will be comprised of nine directors consisting of (i) six individuals designated by the Resolute Fund, L.P. and (ii) three independent directors designated by our Nominating and Corporate Governance Committee. We believe that our current Board structure is appropriate as it provides effective oversight, expertise and representation of our various shareholders' interests.

        Our Company does not currently have a formal policy concerning diversity for our Board of Directors, however, we believe that our Board is diverse in its members' experience. We have Board members with corporate finance experience, accounting and reporting experience, various industry experience, as well as experience serving on both profit and non-profit boards of directors.

Compensation of Directors

        In 2010, each of our non-executive directors received a $35,000 annual cash retainer. In addition, the Chairman of the Audit Committee, Mr. Lindeberg, received an additional $10,000 annual cash retainer. The other members of the Audit Committee, Mr. Baker and Mr. Germain, each received an additional $5,000 annual cash retainer. In 2010, three of our non-executive directors were each granted 2,000 shares of restricted stock at a price of $15.26 per share. Five of our non-executive directors received cash payments of $30,520 in lieu of restricted stock in 2010. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors and committee meetings.

DIRECTOR COMPENSATION TABLE

        The following table sets forth information regarding the compensation earned by our directors in 2010:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(A)	All Other Compensation ($)(B)	Total ($)
Malcolm P. Baker	40,000	30,520	—	70,520
A. Richard Caputo, Jr.	35,000	—	30,520	65,520
Claude Germain	40,000	30,520	—	70,520
Brian J. Higgins	35,000	—	30,520	65,520
John W. Jordan II	35,000	—	30,520	65,520
Frederic H. Lindeberg	45,000	30,520	—	75,520
David W. Zalaznick	35,000	—	30,520	65,520
Douglas J. Zych	35,000	—	30,520	65,520

(A)
On January 20, 2010, three independent directors, Mr. Baker, Mr. Germain and Mr. Lindeberg, were each granted 2,000 shares of restricted stock at a price of $15.26 per share. These restricted shares vested immediately, but cannot be sold until the directors leave our Board.

(B)
Five of our non-executive directors received a cash payment instead of receiving the January 20, 2010 restricted stock grant.

Risk Management

        As a general matter, the Board of Directors has oversight responsibility with respect to risk management. Day-to-day risk management is the responsibility of senior management. The Board of Directors focuses on and discusses with senior management key areas of risk in the Company's business and corporate functions such as capital expenditures, capital management, corporate debt, and customer credit and collection issues at its regular meetings.

Meetings and Committees of our Board of Directors

        During 2010, our Board of Directors held five meetings and took action by unanimous written consent on fifteen occasions. All of the directors attended 75% or more of the meetings of the Board of Directors and committees of the Board of Directors on which they served except for David Zalaznick who attended 57% of meetings of the Board of Directors and the committee on which he serves. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

        Audit Committee.    The Audit Committee is comprised of TAL International Group's three independent directors: Messrs. Lindeberg (Chairman), Baker and Germain. The Audit Committee met four times during 2010. Our Board of Directors has determined that Mr. Lindeberg qualifies as an "audit committee financial expert" as such term has been defined by the Securities and Exchange Commission in Item 401(h)(2) of Regulation S-K.

        The Audit Committee is responsible for (1) selecting the independent auditor and reviewing the fees proposed by the independent auditor for the coming year and approving in advance, all audit, audit-related and tax permissible non-audit services to be performed by the independent auditors, (2) approving the overall scope of the audit, (3) discussing the annual audited financial statements, quarterly financial statements, and Forms 10-K and 10-Q, including matters required to be reviewed under applicable legal, regulatory or New York Stock Exchange requirements, with management and the independent auditor, (4) discussing earnings press releases, guidance provided to analysts and other financial information provided to the public, with management and the independent auditor, as appropriate, (5) discussing our risk assessment and risk management policies, (6) reviewing our internal system of audit, financial and disclosure controls and the results of internal audits, (7) setting hiring policies for employees or former employees of the independent auditors, (8) establishing procedures concerning the treatment of complaints and concerns regarding accounting, internal accounting controls or audit matters, (9) handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time, (10) reporting regularly to the full Board of Directors, and (11) performing the other related responsibilities that are set forth in its formal charter adopted by our Board of Directors.

        The Audit Committee acts pursuant to a formal charter, which is available on our corporate website at www.talinternational.com. The charter may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Audit Committee" in the middle of the page. A written copy of the Audit Committee charter may be obtained free of charge by sending a request in writing to Marc Pearlin, our Secretary at TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577.

        Compensation Committee.    The Compensation Committee is comprised of three of TAL International Group's non-employee directors: Messrs. Caputo (Chairman), Lindeberg and Zalaznick. The Compensation Committee met two times during 2010, and took action by unanimous consent on one occasion. The Compensation Committee is responsible for (1) reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and annually evaluating the chief executive officer's performance in light of these goals, (2) reviewing and approving the compensation and incentive opportunities of our executive officers, (3) reviewing and approving employment contracts, severance arrangements, incentive arrangements, change-in-control arrangements and other similar arrangements between us and our executive officers, (4) receiving periodic reports on our compensation programs as they affect all employees, (5) reviewing executive succession plans for business and staff organizations, (6) reviewing the Compensation Discussion and Analysis and approving it for inclusion in our Proxy Statement and (7) such other matters that are specifically delegated to the Compensation Committee by our Board of Directors from time to time.

        The Compensation Committee acts pursuant to a formal charter, which is available on our corporate website at www.talinternational.com. The charter may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Compensation Committee" in the middle of the page. A written copy of the Compensation Committee charter may be obtained free of charge by sending a request in writing to Marc Pearlin, our Secretary at TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is comprised of three of TAL International Group's non-employee directors: Messrs. Jordan (Chairman), Caputo and Germain. The Nominating and Corporate Governance Committee met two times during 2010. The Nominating and Corporate Governance Committee's purpose is to assist our board in identifying individuals qualified to become members of our Board of Directors, assess the effectiveness of the board and develop our corporate governance principles. The Nominating and Corporate Governance Committee is responsible for (1) identifying and recommending for election individuals who meet the criteria the Board has established for board membership, (2) recommending nominees to be presented at the annual meeting of stockholders, (3) reviewing the Board's committee structure and recommending to the Board the composition of each committee, (4) annually reviewing director compensation and benefits, (5) establishing a policy for considering stockholder nominees for election to our Board, (6) developing and recommending a set of corporate governance guidelines and reviewing them on an annual basis and (7) developing and recommending an annual self-evaluation process of the Board and its committees and overseeing such self-evaluations.

        The Nominating and Corporate Governance Committee acts pursuant to a formal charter, which is available on our corporate website at www.talinternational.com. The charter may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Nominating and Corporate Governance Committee" in the middle of the page. A written copy of the Nominating and Corporate Governance Committee charter may be obtained free of charge by sending a request in writing to Marc Pearlin, our Secretary at TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577.

Executive Sessions

        To promote open discussion among the non-management directors, our non-management directors meet occasionally in executive session without management participation. For purposes of such executive sessions, our "non-management" directors include those directors who are not executive officers of TAL International Group. Mr. Caputo presides at such executive sessions. In addition, because some of our non-management directors are not independent, our independent directors also meet at least once per year in an executive session including only independent directors.

        Interested parties, including stockholders, may communicate directly with our non-management directors by writing to the non-management directors in care of Marc Pearlin, Secretary at TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577. Correspondence received by the Secretary will be forwarded to the appropriate person or persons in accordance with the procedures adopted by the non-management directors.

Director Nomination Process

        The Nominating and Corporate Governance Committee makes recommendations to our Board of Directors regarding the size and composition of our Board of Directors. The Nominating and Corporate Governance Committee reviews annually with our Board of Directors the composition of our Board of Directors as a whole and recommends, if necessary, measures to be taken so that our Board of Directors reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for our Board of Directors as a whole and contains at least the minimum number of independent directors required by the New York Stock Exchange and other applicable laws and regulations. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of our Board of Directors accurately reflects the needs of TAL International Group's business and, in accordance with the foregoing, proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. In evaluating a director candidate, the Nominating and Corporate Governance Committee considers factors that are in the best interests of TAL International Group and its stockholders, including the knowledge, experience, integrity and judgment of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which our Board of Directors desires to have represented; each candidate's ability to devote sufficient time and effort to his or her duties as a director; and any other criteria established by our Board of Directors and any core competencies or technical expertise necessary to staff committees. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum qualifications set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to our Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at 100 Manhattanville Road, Purchase, New York 10577 not later than November 25, 2011 for the 2012 Annual Meeting and otherwise in compliance with our bylaws. Submission must include the full name, age, business address and residence address of the proposed nominee, a description of the proposed nominee's principal occupation and business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director, the class or series and number of shares of TAL International Group stock that is owned beneficially or of record by the proposed nominee, the name and record address of such nominating stockholder, the class or series and number of shares of TAL International Group stock that is owned beneficially or of record by such nominating stockholder, a description of all arrangements or understandings between such nominating stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, a representation that the nominating stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the person(s) named in its written notice of recommendation and such other information as is required by Regulation 14A under the Exchange Act. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Code of Ethics

        We have adopted the TAL International Group, Inc. Code of Ethics which applies to all officers, directors and employees. The Code of Ethics is available on our corporate website at www.talinternational.com and may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Code of Ethics / Conduct" in the middle of the page. A written copy of the Code of Ethics may be obtained free of charge by sending a request in writing to Marc Pearlin, our Secretary at TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577.

        Additionally we have adopted the TAL International Group, Inc. Code of Ethics for Chief Executive and Senior Financial Officers which applies to our Chief Executive Officer, Chief Financial Officer and Controller. The Code of Ethics for Chief Executive and Senior Financial Officers is available on our corporate website at www.talinternational.com and may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on

"Corporate Governance" on the left side of the page, then on "Code of Ethics for Chief Executive and Senior Financial Officers" in the middle of the page. A written copy of the Code of Ethics for Chief Executive and Senior Financial Officers may be obtained free of charge by sending a request in writing to Marc Pearlin, our Secretary at TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577.

        If we make any substantive amendment to, or grant a waiver from, a provision of the TAL International Group, Inc. Code of Ethics or the TAL International Group, Inc. Code of Ethics for Chief Executive and Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, we will promptly disclose the nature of the amendment or waiver on our website at www.talinternational.com.

Communications with Directors

        Stockholders may communicate with our Board of Directors as a group, the non-management directors as a group or an individual director directly by submitting a letter in a sealed envelope labeled accordingly. This letter should be placed in a larger envelope and mailed to TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577, Attention: Marc Pearlin, Secretary.

THE NAMED EXECUTIVE OFFICERS

        The following table sets forth certain information regarding our Named Executive Officers for the fiscal year ended December 31, 2010.

Name	Age	Position
Brian M. Sondey	43	Chief Executive Officer, President and Director
John Burns	50	Senior Vice President and Chief Financial Officer
Adrian Dunner(1)	46	Senior Vice President, Asia Pacific
Kevin Valentine(2)	45	Senior Vice President, Trader and Global Operations
Marc Pearlin	55	Vice President, General Counsel and Secretary
Frederico Baptista(1)	64	Senior Vice President, Asia Pacific

(1)
Frederico Baptista was our Senior Vice President, Asia Pacific until his retirement August 31, 2010, at which time he was succeeded by Adrian Dunner. Adrian Dunner previously was our Senior Vice President, Marketing and Sales

(2)
Kevin Valentine was named our Senior Vice President, Trader and Global Operations effective January 1, 2011. He was previously our Vice President, Trader and Global Operations.

        Brian M. Sondey is our Chief Executive Officer and President and has served as a director of our company since November, 2004. Mr. Sondey joined our former parent, Transamerica Corporation, in April 1996 as Director of Corporate Development. He then joined TAL International Corporation in November 1998 as Senior Vice President of Business Development. In September 1999, Mr. Sondey became President of TAL International Corporation. Prior to his work with Transamerica Corporation and TAL International Corporation, Mr. Sondey worked as a Management Consultant at the Boston Consulting Group and as a Mergers & Acquisitions Associate at J.P. Morgan. Mr. Sondey holds an MBA from The Stanford Graduate School of Business and a BA degree in Economics from Amherst College.

        John Burns is our Senior Vice President and Chief Financial Officer. He is responsible for overseeing our Finance & Accounting, Audit, IT, Legal, and HR departments. Mr. Burns was formerly our Senior Vice President of Corporate Development, where he was responsible for the execution of our corporate development strategy. Mr. Burns joined our former parent, Transamerica Corporation, in April 1996 as Director of Internal Audit and subsequently transferred to TAL International Corporation in April 1998 as Controller and later Vice President and Chief Financial Officer. Prior to joining Transamerica Corporation, Mr. Burns spent 10 years with Ernst & Young LLP in their financial audit practice. Mr. Burns holds a BA in Finance from the University of St. Thomas, St. Paul, Minnesota and is a certified public accountant.

        Adrian Dunner is our Senior Vice President, Asia Pacific. Mr. Dunner is responsible for managing operations and marketing for the Asia Pacific area. Mr. Dunner was previously our Senior Vice President for Marketing and Sales, where he was responsible for the execution of our global marketing strategy for all product lines, fleet operations, global logistics, and our used equipment sales efforts. Mr. Dunner joined TAL International Corporation in 1988 as Manager, Marketing, and has held positions as General Manager, US East Coast, and Marketing Manager located at various times in Cranford, NJ; Savannah, GA; and Jacksonville, FL. Prior to his employment with TAL International Corporation, Mr. Dunner worked as a Sales Representative for Container Transport International and as a Trade Specialist at the Center for International Trade. Mr. Dunner received a BS degree in Finance/Economics from Spring Hill University, and a MBA in Business from Jacksonville University.

        Kevin Valentine is our Senior Vice President, Trader and Global Operations. Mr. Valentine is responsible for the execution of our global container sales and trading activities and for overseeing our global fleet operations, our tank and chassis leasing product lines and our regional leasing activities in the Americas. Mr. Valentine joined TAL International Container Corporation in 1994 as Marketing Manager, UK following our acquisition of his previous employer, Tiphook Container Rental. Since joining TAL Mr. Valentine has held positions in our London office as General Manager UK, Area Director Europe and Vice President, TRADER Container Sales & Trading. Mr. Valentine relocated to our Headquarters in 2008. Prior to joining TAL International Container Corporation, Mr. Valentine held positions with Tiphook Container Rental from 1990 as Marketing Manager, Indian Subcontinent and Middle East based in London and Marketing Manager, Benelux based in Antwerp, Belgium. Mr. Valentine received a BA (Hons) degree in Business from Middlesex University, London, England.

        Marc Pearlin is our Vice President, General Counsel and Secretary. Mr. Pearlin is responsible for overseeing all legal matters. Mr. Pearlin joined TAL International Corporation in October 1986 as an Associate General Counsel, and has held positions as our Secretary and Assistant General Counsel. Mr. Pearlin holds a Juris Doctor degree from the University of Connecticut School of Law and a BA in Economics and Spanish from Trinity College, Hartford, Connecticut.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

        This compensation discussion and analysis describes the material elements of TAL International Group, Inc.'s compensation program for its named executive officers. Additional details are provided for each element of compensation in the tables and narratives which follow.

Compensation Objectives and Philosophy

        TAL seeks to provide its senior executives with compensation packages that fairly reward the executives for their contributions to TAL and allows TAL to recruit and retain high quality individuals. TAL seeks to structure its compensation plans so that they are straightforward for the executives and shareholders to understand and value, and relatively easy for the Company to administer. TAL links a portion of overall compensation to near-term and long-term measures of performance to motivate its executives and align their interests with our shareholders.

        We believe that our compensation policies and practices do not promote excessive risk taking and therefore are not likely to have a material adverse effect on the Company. As described under "Risk Management", the Board of Directors has oversight responsibility with respect to risk management. The Compensation Committee oversees the Company's compensation and employee benefit plans and practices, including its executive compensation and equity-based plans, and in doing so reviews the plans to see that they do not encourage excessive risk taking.

Compensation Programs

        The Company's executive compensation programs include the following elements:

  •
  A base salary and a package of employee benefits that are competitive with those offered to senior executives by our peers;

  •
  Annual incentive compensation based on individual and company performance; and

  •
  Share-based, long-term incentive compensation.

Roles and Responsibilities

        The Compensation Committee (the "Committee") is comprised of three of TAL International Group's non-employee directors: A. Richard Caputo, Jr. (Chairman), Frederic H. Lindeberg and David W. Zalaznick. In accordance with its written charter, the Committee is responsible for establishing and overseeing the Company's compensation and benefit philosophies, plans and practices, including its executive annual base salary compensation, annual incentive compensation plan and equity-based compensation plan.

        Compensation for the CEO and all senior executives is established by the Committee. The Compensation Committee reviews and considers our Chief Executive Officer's recommendations with respect to compensation decisions for our other named executive officers and makes all compensation decisions with respect to our Chief Executive Officer. The Committee has the authority under its charter to retain compensation consultants to assist it in setting executive compensation.

        In establishing annual executive compensation, the Committee utilizes the following:

  •
  Executive compensation history;

  •
  Comparable company compensation; and

  •
  Executive and Company performance relative to established targets.

Benchmarking

        During 2010, the Compensation Committee engaged the services of Compensia, a compensation consultant, to review the named executive officers' compensation and perform benchmarking against compensation practices at a broad range of companies with revenue less than $1 billion as well as against a group of peer companies constructed by Compensia with input from TAL management. This review supplemented a 2008 internal compensation benchmark analysis completed by the Company which reviewed the named executive officers' compensation, with benchmarking against compensation practices of a Company identified peer group.

        The peer group companies used in the 2010 benchmarking survey were:

• Aircastle Limited	• Landstar System
• CAI International	• McGrath Rentcorp
• Forward Air	• Mobile Mini
• GATX	• Pacer International
• Horizon Lines	• Textainer Group
• Hub Group

        The benchmarking considered base salary, total cash compensation, and long term equity grants. In general, both benchmarking studies found that TAL's total executive compensation by comparable positions was in the lower end of the range indicated in the identified peer companies and in the broader survey. The information provided was utilized in establishing executive compensation levels for 2009, 2010 and 2011.

Elements of Compensation

        The Company's compensation program consists of the following elements:

  •
  Base salary;

  •
  Annual incentive compensation;

  •
  Equity-based compensation; and

  •
  Employee benefits.

Base Salary

        The Committee and senior management believe that competitive base salaries are necessary to attract and retain managerial talent. Base salaries are set at levels considered to be appropriate for the scope of the job function, the level of responsibility of the individual, the skills and qualification of the individual, and the amount of time spent in the position. Base salaries are also established to be competitive with amounts paid to employees and executive officers with comparable qualifications, experience and responsibilities at other companies.

        The Company reviews the performance of each employee and named executive officer on an annual basis. The Committee sets the salary for the Chief Executive Officer. The Chief Executive Officer makes salary recommendations to the Committee concerning the other named executive officers, and the Committee reviews the Chief Executive Officer's recommendations and may approve or change the recommendations for the other named executive officers. Recommendations are based on individual performance, as well as published survey data detailing average salary increases across various industries and company size.

        The following is a summary of the named executive officers' base salaries:

	2009 Base Salary	2010 Base Salary	Increase to Base Salary
Brian M. Sondey	$550,000	$575,000	4.5%
John Burns	$245,000	$265,000	8.2%
Adrian Dunner(1)	$267,500	$275,000	2.8%
Kevin Valentine(2)	$215,000	$225,000	4.7%
Marc Pearlin	$240,000	$245,000	2.1%
Frederico Baptista(1)	$259,264	$261,268	0.8%

(1)
Frederico Baptista was our Senior Vice President, Asia Pacific until his retirement August 31, 2010, at which time he was succeeded by Adrian Dunner. Adrian Dunner previously was our Senior Vice President, Marketing and Sales.

(2)
Kevin Valentine was named our Senior Vice President, Trader and Global Operations effective January 1, 2011. He was previously our Vice President, Trader and Global Operations.

        In December 2010, the Committee increased Mr. Sondey's salary for 2011 to $610,000, effective January 1, 2011.

        In December 2010, the Committee approved an increase to Mr. Burns' salary for 2011 to $280,000, effective January 1, 2011.

Annual Incentive Compensation

        The Committee provides for annual incentive compensation in order to tie a portion of senior executives' compensation to our short-term performance. Each year the Committee sets the target incentive compensation amount and the target incentive compensation range for the Chief Executive Officer. The Chief Executive Officer makes target incentive compensation recommendations to the Committee concerning the other named executive officers, and the Committee reviews the Chief Executive Officer's recommendations and may approve or change the recommendations for the other named executive officers. Incentive compensation targets and ranges are typically expressed as a percentage of base salary. Targets are based on peer group level, and generally referenced to benchmark data. Each year the Committee also establishes the performance criteria to be used as a guideline for the incentive compensation calculation, and other terms and conditions of awards under the incentive compensation program.

        For 2010, the Committee established two performance criteria to be used in calculating incentive compensation payments. The criteria included one measure for overall company financial performance, adjusted earnings per share, and one measure based on the Committee's evaluation of the individual's performance during the year. The two measures received equal weighting and each could range from 0%-200% of its share of the overall target level of incentive compensation depending upon actual results achieved.

  •
  Adjusted Earnings Per Share (EPS) target—an annual adjusted EPS target for the Company is established by the Committee based on the Company's approved financial plan. Adjusted EPS is adjusted net income per share. Adjusted net income is defined as net income as further adjusted for certain items which management believes are not representative of our operating performance. Adjusted net income excludes gains on debt extinguishment, net loss (gain) on interest rate swaps and the write-off of deferred financing costs.

  •
  Individual performance based criteria—each year the Committee reviews the individual performance of all senior executives and sets the individual performance component of the incentive compensation payment. The performance review considers the individual's contributions to TAL's current performance and long-term strategic objectives relative to the level expected for the individual's position within TAL. Individual performance criteria included:

    •
    Operating performance of equipment fleet, including equipment utilization and average lease rates

    •
    Overall equipment fleet growth

    •
    Performance of additional financial measures such as revenue, EBITDA and operating expense ratios

    •
    Changes in TAL's competitive position within the container leasing industry

    •
    Accomplishment of long-term strategic objectives

        The following table shows the incentive compensation targets, ranges and actual incentive compensation awards for the most recent three years paid to our named executive officers (in percentages):

			Incentive Compensation Actual % of Salary
	Incentive Compensation Target % of Salary	Incentive Compensation Range % of Salary
			2010	2009	2008
Brian M. Sondey	60	0 - 120	120	49	113
John Burns	50	0 - 100	100	38	81
Adrian Dunner	50	0 - 100	100	35	88
Kevin Valentine	40	0 - 80	76	28	74
Marc Pearlin	30	0 - 60	53	23	49
Frederico Baptista	50	0 - 100	95*	36	81

*
Frederico Baptista's incentive compensation was based on the pro-rated portion of his salary received through his retirement date of August 31, 2010.

Long-Term Equity Compensation

        The Company utilizes long-term equity compensation to retain key employees, motivate them to achieve long-range goals and align their compensation with the growth of long-term value for our shareholders. The plan is administered by the Committee, which determines the individuals eligible to receive awards, the types and number of shares of stock subject to the awards, the price and timing of awards and the other terms, conditions, performance criteria and restrictions on the awards.

Stock Options

        No stock options were granted to the named executive officers in 2010.

        The following table lists the stock owned and options currently outstanding for the named executive officers as of December 31, 2010:(1)

	Common Stock Owned	Unexercised Stock Options	Option Exercise Price	Option Expiration Date
Brian M. Sondey	311,863	334,693	$18.00	October 11, 2015
John Burns	50,395	36,352	$18.00	October 11, 2015
Adrian Dunner	48,817	36,352	$18.00	October 11, 2015
Kevin Valentine	13,346	5,251	$18.00	October 11, 2015
Marc Pearlin	20,076	6,750	$18.00	October 11, 2015
Frederico Baptista(1)	58,117	36,352	$18.00	October 11, 2015

(1)
Frederico Baptista retired as Senior Vice President, Asia Pacific on August 31, 2010. Mr. Baptista's 36,352 unexercised stock options at an exercise price of $18.00 per share remain exercisable until their original expiration date of October 11, 2015 in accordance with the terms of the 2005 Management Omnibus Incentive Plan, as amended in August 2010.

Restricted Stock Grants

        In January 2010, the Committee approved the issuance of 122,000 shares of restricted stock to the named executive officers and other management employees for the 2010 benefit year. Individual grants were set based on Peer Group levels and the Committee's assessment of individual performance. The restricted stock granted in January 2010 have a cliff vesting date of January 1, 2013 contingent on continued employment as of the vesting date. The December 2007 and April 2009 restricted stock grants have cliff vesting as of the dates set forth in the table below contingent on continued employment as of the vesting date. There were no other restricted stock grants issued to the named executive officers or other management employees in 2010.

        The following table lists the restricted stock grants currently outstanding for the named executive officers as of December 31, 2010:(1)

	Restricted Stock Issued Dec. 2007	Vest Date for Dec. 2007 Grant	Restricted Stock Issued April. 2009	Vest Date for April 2009 Grant	Restricted Stock Issued January 2010	Vest Date for January 2010 Grant
Brian M. Sondey	15,000	Jan. 1, 2011	22,000	Jan. 1, 2012	24,000	Jan. 1, 2013
John Burns	4,000	Jan. 1, 2011	6,500	Jan. 1, 2012	8,750	Jan. 1, 2013
Adrian Dunner	4,000	Jan. 1, 2011	6,500	Jan. 1, 2012	8,750	Jan. 1, 2013
Kevin Valentine	3,500	Jan. 1, 2011	5,500	Jan. 1, 2012	7,500	Jan. 1, 2013
Marc Pearlin	2,000	Jan. 1, 2011	3,000	Jan. 1, 2012	4,000	Jan. 1, 2013

(1)
Frederico Baptista retired as Senior Vice President, Asia Pacific on August 31, 2010. As a result, Mr. Baptista's 4,000 shares of restricted stock granted in December 2007, 6,500 shares of restricted stock granted in April 2009, and 6,000 shares of restricted stock grated in January 2010 became fully vested per the terms of the 2005 Omnibus Management Incentive Plan, as amended in August 2010.

Employee Benefits

        For all U.S. named executive officers, the Company provides health and welfare benefits and an employee funded tax-qualified 401(k) plan with the Company matching employee contributions up to 3% of the employee's salary, subject to IRS regulations and Plan contribution limits. For all named executive officers outside of the United States, we offer similar health and welfare and retirement benefits consistent with local market practices. All U.S. named executive officers also receive a car allowance. Prior to his retirement, Mr. Baptista received a housing allowance of $5,000 per month. Mr. Baptista's housing allowance amount was established based on the higher cost of living Mr. Baptista incurred when he transferred to our Hong Kong office in 1994. Mr. Dunner receives a housing allowance in the amount of $12,500 per month related to the additional housing costs he incurs while on assignment in Hong Kong.

Deferred Compensation Plan

        The Company does not offer a deferred compensation plan to its named executive officers.

Pension Plan

        The Company does not offer a pension plan to its named executive officers.

Change of Control

        Awards under the Company's 2005 Management Omnibus Incentive Plan provide that the awards shall vest in the event of a Change of Control as defined in the award. Otherwise, there are no change of control agreements with our named executive officers.

Severance Plan

        Upon termination of employment, the named executive officers employed in the United States may receive payments under the Company's U.S. Severance Plan which cover all U.S. employees, with payment amounts depending upon the nature of the termination and length of service. In addition, upon the termination of a named executive officer's employment for any reason or no reason, subject to our election to continue to pay to that named executive officer his base salary for a one year period following such termination, unless such termination is for cause, the named executive officers will be restricted from competing with us for a period of one year following such termination. Our named executive officers are also prohibited from disclosing any of our confidential information.

Frederico Baptista—Compensation Related to Conclusion of Employment

        The Compensation Committee of the Board of Directors reviewed and approved the compensation related to the conclusion of employment for Frederico Baptista, who served as Senior Vice President, Asia Pacific until August 31, 2010. The terms and conditions of the compensation were designed in recognition of Mr. Baptista's position and his contributions to the Company during his employment with TAL. Mr. Baptista's compensation related to his retirement provided him with:

  •
  all restricted stock became fully vested in accordance with the 2005 Management Omnibus Incentive Plan, as amended in August 2010;

  •
  one year consulting agreement with the Company;

  •
  non-forfeiture of unexercised stock options so that the original expiration date of October 11, 2015 remains in effect in accordance with the 2005 Omnibus Incentive Plan, as amended in August 2010.

Employment Contract

        In November 2004, we entered into an employment agreement with Mr. Sondey, whereby he agreed to serve as our Chief Executive Officer. The agreement currently provides for automatically renewing successive one-year terms subject to at least 90 days' advance notice by either party of a decision not to renew the employment agreement. Mr. Sondey's base salary for 2011 is $610,000 and under the terms of the employment agreement, is increased annually to reflect increases in the consumer price index and his performance. Mr. Sondey is also entitled to certain perquisites, as are all other employees, which include reimbursement of expenses, health and disability insurance and paid vacations. Mr. Sondey is entitled to severance pay if his employment is terminated by us without cause (as defined by the employment agreement), if he terminates his employment for good reason (as defined by the employment agreement) or if he dies or becomes disabled. Upon a termination without cause or for good reason, Mr. Sondey is entitled to severance pay equal to his base salary and incentive compensation for 18 months. Upon termination of Mr. Sondey's employment for any reason or no reason, subject to our election to continue to pay to Mr. Sondey his base salary for a one year period following such termination, unless such termination is for cause, Mr. Sondey will be restricted from competing with us for a period of one year following such termination.

        We do not have any employment agreements with any other named executive officers.

Tax Deductibility of Compensation

        Internal Revenue Code Section 162(m) generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the CEO as well as any of the company's four other most highly compensated officers. Compensation awarded under a performance based plan is not subject to the $1 million limitation if the performance goals are set and certified as having been met by the Company's compensation committee and the material terms are disclosed to and approved by shareholders. For 2010 the incentive compensation awards were designed to satisfy the performance based rules of section 162(m).

        For a complete summary of all named executive officers' compensation, please see the 2010 Summary Compensation Table on page 21 of the Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
A. Richard Caputo, Jr., Chairman
Frederic H. Lindeberg David W. Zalaznick

 SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation of the Named Executive Officers for the fiscal years ended December 31, 2010, 2009 and 2008. The "Named Executive Officers" are the Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in the table below.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(A)	Option Award ($)(B)	Non-Equity Incentive Plan Compensation ($)(C)	All Other Compensation ($)(D)	Total ($)
Brian M. Sondey	2010	575,000	366,240	—	690,000	15,539	1,646,779
President, Chief Executive	2009	550,000	210,760	—	269,445	15,509	1,045,714
Officer, Director	2008	525,000	—	—	590,625	15,779	1,131,404
John Burns	2010	265,000	133,525	—	265,000	15,501	679,026
Senior Vice President,	2009	245,000	62,270	—	93,896	15,260	416,426
Chief Financial Officer	2008	230,000	—	—	186,875	15,533	432,408
Adrian Dunner(1)	2010	275,000	133,525	—	275,000	90,290	773,815
Senior Vice President,	2009	267,500	62,270	—	92,488	15,300	437,558
Asia Pacific	2008	256,000	—	—	224,000	15,457	495,457
Kevin Valentine(2)	2010	225,000	114,450	—	171,000	12,807	523,257
Senior Vice President, Trader
and Global Operations
Marc Pearlin	2010	245,000	61,040	—	128,625	15,915	450,580
Vice President, General	2009	240,000	28,740	—	55,188	15,434	339,362
Counsel and Secretary
Frederico Baptista(1)	2010	174,179	91,560	126,137	164,599	131,327	687,802
Senior Vice President,	2009	259,264	62,270	—	92,882	88,413	502,829
Asia Pacific	2008	248,273	—	—	201,101	87,059	536,433

(1)
Frederico Baptista was our Senior Vice President, Asia Pacific until his retirement August 31, 2010, at which time he was succeeded by Adrian Dunner. Adrian Dunner previously was our Senior Vice President, Marketing and Sales.

(2)
Kevin Valentine was named our Senior Vice President, Trader and Global Operations effective January 1, 2011. He was previously our Vice President, Trader and Global Operations.

(A)
The stock awards amounts shown above represent the number of restricted shares granted to each Named Executive Officer multiplied by the closing stock price on the date of grant. These stock awards have cliff vesting. Information concerning the stock awards is shown in the table below:

Grant Date	Grant Price	Vesting Date
January 20, 2010	$15.26	January 1, 2013
April 30, 2009	$9.58	January 1, 2012
(B)
Option award for Mr. Baptista represents an amendment made in August 2010 to the 2005 Management Omnibus Incentive Plan that provides that if the participant in the Plan is an employee, and termination of service is a result of the participant's retirement, provided that the participant is 60 years or older, then all previously unexercised options may be exercised until the original expiration date of the options (October 11, 2015) notwithstanding the termination of service, rather than expiring 90 days after termination of service.

        Mr. Baptista's stock option modification value is based on the following assumptions:

Modification Date	Expected Term (years)	Volatility	Risk-Free Rate	Dividend Yield	Black-Scholes Incremental Fair Value (per share)
8/31/2010	5.17	58.5%	1.33%	5.80%	$3.47
(C)
The Non-Equity Incentive Plan Compensation was earned under the TAL International Group, Inc. Incentive Compensation Plan.

(D)
2010 All Other Compensation consisted of the following:

Name	Housing Allowance ($)	Savings Plan Company Match ($)	Other Compensation(4) ($)	Termination Benefits(5)(6) ($)	Total ($)
Brian M. Sondey	—	7,350	8,189	—	15,539
John Burns	—	7,350	8,151	—	15,501
Adrian Dunner	75,000(3)	7,325	7,965	—	90,290
Kevin Valentine	—	4,933	7,874		12,807
Marc Pearlin	—	7,350	8,565	—	15,915
Frederico Baptista	40,000(1)	17,418(2)	—	73,909	131,327

(1)
Mr. Baptista was paid a monthly housing allowance of $5,000. Mr. Baptista's housing allowance amount was agreed upon based on the higher cost of living Mr. Baptista incurred when he transferred to our Hong Kong office in 1994.

(2)
Mr. Baptista's Savings Plan Company Match amount is consistent with the terms of the Company's retirement plan benefits in Hong Kong.

(3)
Mr. Dunner was paid a monthly housing allowance of $12,500. Mr. Dunner's housing allowance amount is related to the additional housing costs he incurs while on assignment in Hong Kong.

(4)
Other compensation includes Company paid car allowances and Company paid life insurance premium for coverage exceeding $50,000.

(5)
Mr. Baptista received the following amounts related to his conclusion of employment on August 31, 2010:

•
$52,254 consulting fees

•
$21,655 dividends on restricted stock which vested on August 31, 2010 which became fully payable upon his retirement in accordance with the terms of the 2005 Management Omnibus Incentive Plan, as amended in August 2010.

(6)
Mr. Baptista will receive payments under a consulting agreement with the Company from September 1, 2010—August 31, 2011 at an annual rate of $156,761 per year. The agreement may be terminated at any time by Mr. Baptista, by mutual agreement between Mr. Baptista and the Company, if Mr. Baptista accepts a full-time employment position or if Mr. Baptista breaches the agreement.

 GRANTS OF PLAN-BASED AWARDS TABLE

        The following table includes certain information with respect to the Non-Equity Incentive Compensation Plan awards for the Named Executive Officers during the fiscal year ended December 31, 2010:

			2010 Target Incentive Compensation		2010 Actual Incentive Compensation
	2010 Range of Incentive Compensation
			% of Salary		% of Salary
	% of Salary	$		$		$
Brian M. Sondey	0 - 120	0 - 690,000	60	345,000	120	690,000
John Burns	0 - 100	0 - 265,000	50	132,500	100	265,000
Adrian Dunner	0 - 100	0 - 275,000	50	137,500	100	275,000
Kevin Valentine	0 - 80	0 - 180,000	40	90,000	76	171,000
Marc Pearlin	0 - 60	0 - 147,000	30	73,500	53	128,625
Frederico Baptista	0 - 100	0 - 174,179	50	87,090	95*	164,559

*
Mr. Baptista's incentive compensation was based on the pro-rated portion of his salary received ($174,179) through his retirement date of August 31, 2010.

OPTIONS EXERCISED AND STOCK VESTED IN 2010

        There were no exercises of stock options by any of the Named Executive Officers during the fiscal year ended December 31, 2010. The following restricted stock awards that were granted on January 26, 2007 vested on January 1, 2010: Brian Sondey 10,000 shares; Adrian Dunner 4,000 shares; John Burns 4,000 shares; Kevin Valentine 2,500 shares; Marc Pearlin 2,000 shares; Frederico Baptista 4,000 shares. The following additional restricted stock awards granted to Mr. Baptista vested upon his retirement on August 31, 2010: 4,000 shares granted in December 2007, 6,500 shares granted in April 2009 and 6,000 shares granted in January 2010 in accordance with the terms of the 2005 Management Omnibus Incentive Plan, as amended in August 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

        The following table includes certain information with respect to the stock options and restricted stock awards held by each of the Named Executive Officers as of December 31, 2010:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(A)	Market Value of Shares or Units of Stock That Have Not Vested ($)(B)
Brian M. Sondey	334,693	—	18.00	10/11/2015	61,000	1,883,070
John Burns	36,352	—	18.00	10/11/2015	19,250	594,248
Adrian Dunner	36,352	—	18.00	10/11/2015	19,250	594,248
Kevin Valentine	5,251	—	18.00	10/11/2015	16,500	509,355
Marc Pearlin	6,750	—	18.00	10/11/2015	9,000	277,830
Frederico Baptista	36,352	—	18.00	10/11/2015	—	—

(A)
Mr. Sondey's restricted shares vest as follows: 15,000 shares on January 1, 2011, 22,000 shares on January 1, 2012 and 24,000 shares on January 1, 2013. The restricted shares of Mr. Burns and Mr. Dunner vest as follows: 4,000 shares on January 1, 2011, 6,500 shares on January 1, 2012 and 8,750 shares on January 1, 2013. Mr. Valentine's restricted shares vest as follow: 3,500 shares on

  January 1, 2011, 5,500 shares on January 1, 2012 and 7,500 shares on January 1, 2013. Mr. Pearlin's restricted shares vest as follows: 2,000 shares on January 1, 2011, 3,000 shares on January 1, 2012 and 4,000 shares on January 1, 2013.

(B)
The closing market price of the Company's common stock on December 31, 2010 was $30.87.

Termination of Employment Obligations

        Other than normal severance plan compensation available to all TAL International Group, Inc. employees, Mr. Sondey, under the terms of his employment contract, is entitled to a minimum guaranteed payment of his base salary and incentive compensation for 18 months after termination of his employment contract (without cause by the Company or for good reason by Mr. Sondey), which as of January 1, 2011 would be $1,509,750. All of the named executive officers are also bound by a non-compete agreement, which states that when employment terminates, the Company may exercise the non-compete arrangement for a period of one year, with the named executive officers entitled to a payment of one year's salary.

Description of Equity Compensation Plans

        2005 Management Omnibus Incentive Plan.    We established our 2005 Management Omnibus Incentive Plan so that we and our subsidiaries could attract and retain certain employees, motivate eligible participants to achieve long-range goals and to provide incentive compensation opportunities to eligible participants that are competitive with those of similar companies. The omnibus incentive plan is administered by the Compensation Committee of our Board of Directors, which has the power to determine the ability of an eligible individual to receive awards, the types and number of shares of stock subject to the awards, the price and timing of awards and to establish the terms, conditions, performance criteria and restrictions on the awards.

        Participants.    Any of our employees, consultants, directors or any other person providing services to us or our subsidiaries, as determined by the Committee, may be selected to participate in the omnibus incentive plan. We may award these individuals with one or more of the following:

  •
  Stock options;

  •
  Stock appreciation rights;

  •
  Restricted stock awards.

        Stock Options.    Stock options may be granted under our 2005 Management Omnibus Incentive Plan, including incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options. The exercise price of all stock options granted under the omnibus incentive plan will be determined by the Committee, except that the exercise price cannot be less than 100% of the fair market value on the date of the grant (or not less than 110% of fair market value in the case of incentive stock options granted to a participant who, immediately after such grant, owns more than 5% of the total combined voting power or value of all classes of our capital stock).

        Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent by tendering previously acquired shares of our Common Stock with a fair market value at the time of exercise equal to the exercise price, provided such shares have been held for at least six months prior to tender. The Committee may also allow a broker-assisted cashless exercise, exercise by the delivery of a promissory note containing terms established by the Committee or exercise by any other means that it determines to be consistent with the purpose of the omnibus incentive plan and as permitted under applicable law.

        No stock options were granted to the named executive officers or other management employees during 2010.

        Stock Appreciation Rights (SAR).    A SAR entitles a participant to receive a payment equal in value to the difference between the fair market value of a share of stock on the date of exercise of the SAR over the exercise price of the SAR, which shall be payable in shares of our Common Stock. The grant price in respect of a SAR shall equal the fair market value of the stock on the date of grant. The terms and conditions of any SAR will be determined by the Committee at the time of the grant of award and will be reflected in the award agreement.

        No stock appreciation rights were granted to the named executive officers or other management employees during 2010.

        Restricted Stock.    A restricted stock award is the grant of shares of our Common Stock on a date determined by the Committee, and is subject to substantial risk of forfeiture until specific conditions or goals are met. Restricted stock awards are subject to such conditions, restrictions and contingencies as the Committee shall determine.

        In January 2010, the Compensation Committee approved the issuance of 122,000 shares of restricted stock to the named executive officers and other management employees for the 2010 benefit year. The restricted stock granted in January 2010 have a cliff vesting date of January 1, 2013 contingent upon continued employment as of the date of vesting. No other restricted stock was granted to the named executive officers or other management employees during 2010.

        Shares reserved for issuance.    The maximum number of shares of Common Stock with respect to which awards may be granted under this omnibus incentive plan is 2,500,000.

        Vesting upon a change of control.    If, while any award granted under the omnibus incentive plan remains outstanding, a change of control occurs, then all of the stock options and SARs outstanding at the time of such change of control will become immediately exercisable in full and all restrictions with respect to restricted stock awards shall lapse.

        Amendment and termination.    The Board of Directors may terminate, amend or modify the omnibus incentive plan at any time; however, the approval of any affected participant must be obtained to amend or terminate the stock option plan to the extent the proposed amendment or termination would adversely affect the rights of any participant or any beneficiary of any award granted under the plan.

Equity Compensation Plan Information

        The following table summarizes our equity compensation plan information as of December 31, 2010 with respect to outstanding awards and shares remaining available for issuance under TAL

International Group's existing equity compensation plan. Information is included in the table as to Common Stock that may be issued pursuant to TAL International Group's equity compensation plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plan approved by our stockholders(1)	840,941	$17.14	1,524,556
Equity compensation plan not approved by our stockholders	—	—	—
Totals	840,941	$17.14	1,524,556

(1)
2005 Management Omnibus Incentive Plan.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee reviews TAL International Group's financial reporting process on behalf of the Board of Directors. The Audit Committee is currently composed of three directors, all of which are independent directors as defined under Section 10A of the Securities Exchange Act of 1934, the SEC rules, the NYSE listing standards and our corporate governance guidelines. Each member of the Audit Committee is financially literate, as that qualification is interpreted by TAL International's Board of Directors in its business judgment. Further Mr. Lindeberg qualifies and is designated as an "audit committee financial expert" serving on the Audit Committee as such term is defined in rules adopted by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee met four times during 2010. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of TAL International Group's financial statements, oversight with respect to the Company's disclosure controls and procedures and internal controls over financial reporting, the evaluation and retention of TAL International Group's independent auditor, the performance of the Company's internal audit, ethics and compliance functions. The Audit Committee meets regularly with the head of internal audit to review the scope of internal audit activities, the results of internal audits that have been performed, the adequacy of staffing, the annual budget and the internal audit department charter. In fulfilling its responsibilities, the Audit Committee meets with management and the independent registered public accounting firm to review and discuss TAL International Group's annual and quarterly financial statements, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in TAL International Group's annual report on Form 10-K, any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or Form 10-Q with the Securities and Exchange Commission, and the items required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board in rule 3200T, for annual statements and Statement of Auditing Standards 100 for quarterly statements.

        The Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of TAL International Group's results and the assessment of TAL International Group's internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by TAL

International Group in its financial statements, as well as alternative treatments. Management represented to the Audit Committee that TAL International Group's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from TAL International Group and its management. The Audit Committee also has considered whether the independent registered public accounting firm's provision of permitted non-audit services to TAL International Group is compatible with its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from TAL International Group and its management.

        The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluation of TAL International Group's internal controls, the overall quality of TAL International Group's financial reporting, and other matters required to be discussed by Statement of Auditing Standards 61.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in TAL International Group's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission. The Audit Committee has also selected Ernst & Young LLP as TAL International Group's independent registered public accounting firm for the fiscal year ending December 31, 2011.

The Audit Committee:
Frederic H. Lindeberg (Chair) Malcolm P. Baker Claude Germain

 PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has reappointed the firm of Ernst & Young LLP, an independent registered public accounting firm, as independent accountants of TAL International Group for the fiscal year ending December 31, 2011. In the event that ratification of this selection is not approved by a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the matter, the Audit Committee and our Board of Directors will review the Audit Committee's future selection of an independent registered public accounting firm.

        Representatives of Ernst & Young LLP will be present at the Annual Meeting. Such representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS TAL INTERNATIONAL GROUP'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

Audit Fees

        The following table sets forth the fees billed to or incurred by TAL International Group for professional services rendered by Ernst & Young LLP, the Company's independent registered public accounting firm, for the years ended December 31, 2010 and 2009:

Type of Fees	2010	2009
Audit Fees	$835,000	$810,000
Audit-Related Fees	160,000	39,000
Tax Fees	13,000	45,000
All Other Fees	—	—

Total Fees	$1,008,000	$894,000

        In accordance with the SEC's definitions and rules, "audit fees" are fees TAL International Group incurred for professional services in connection with the audit of TAL International Group's consolidated financial statements included in Form 10-K and the review of financial statements included in Forms 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements; "audit-related fees" are fees for assurance and related services principally in connection with securitized debt financing; "tax fees" are fees for tax compliance and tax advice; and "all other fees" are fees for any services not included in the first three categories.

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Ernst & Young and management are required to periodically report to the Audit Committee regarding the extent of services provided by Ernst & Young in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees set forth on the above table were pre-approved by the Audit Committee.

        The independent auditors did not provide any financial information systems design and implementation services during the years ended December 31, 2010 and 2009. The Audit Committee did consider whether the provision of such services, tax services and all other services is compatible with the independent auditor's independence.

PROPOSAL 3
ADVISORY VOTE ON THE APPROVAL
OF EXECUTIVE COMPENSATION

        In accordance with the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or "Dodd-Frank Act", and the rules of the SEC, TAL is providing stockholders with the opportunity to cast an advisory vote on the compensation of its named executive officers as disclosed in this Proxy Statement. This proposal, which is commonly known as a "say-on-pay" proposal, provides stockholders with the opportunity to cast non-binding, advisory votes on the compensation of our named executive officers.

        As described in the Compensation Discussion and Analysis, TAL seeks to provide its senior executives with compensation packages that fairly reward the executives for their contributions to the Company and allows TAL to recruit and retain high quality individuals. TAL seeks to structure its compensation plans so that they are straightforward for the executives and stockholders to understand and value, and relatively easy for the Company to administer. TAL links a portion of overall compensation to near-term and long-term measures of performance to motivate senior executives and align their interests with those of our stockholders.

        The purpose of this proposal is to provide an advisory vote on the overall compensation of the Company's named executive officers. Accordingly, the Board of Directors will request that the Company's stockholders vote on the following resolution at the 2011 Annual Meeting of Stockholders:

  "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company's Proxy Statement for the 2011 Annual Meeting of Stockholders, including in the Compensation Discussion and Analysis, the compensation tables and other related disclosures of the Company's Proxy Statement."

        While the advisory vote we are asking you to cast is not binding on the Company, the Board of Directors values the opinions of our stockholders regarding the compensation of TAL's named executive officers. Your advisory vote will serve as an additional tool to guide the Board of Directors and Compensation Committee in the alignment of TAL's executive compensation programs with the interests of the Company and our stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

 PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY OF
THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As described in Proposal 3, TAL's stockholders are being provided the opportunity to cast non-binding advisory votes on the compensation of the Company's named executive officers. In accordance with the Dodd-Frank Act and the rules of the SEC, Proposal 4 provides stockholders with the opportunity to cast non-binding advisory votes on how often TAL should hold an advisory vote on the compensation of its named executive officers. Under this proposal, stockholders will be able to cast their non-binding advisory votes on whether TAL should hold an advisory vote on executive compensation every one, two or three years. Alternatively, stockholders may abstain from casting a vote.

        The Board of Directors believes that holding an advisory vote every three years is the most advantageous to the Company and its stockholders as it will provide stockholders with the ability to evaluate the compensation of the Company's named executive officers over a period of time similar to the periods associated with the Company's long-term equity compensation awards, therefore allowing our stockholders to compare executive compensation with the long-term performance of the Company. Similarly, three years would provide the Compensation Committee with a sufficient amount of time between advisory votes to examine executive compensation in light of the Company's performance over that same period, and avoids over-emphasis on short term variations in compensation and business results. Accordingly, the Board of Directors will request that the Company's stockholders cast a vote with respect to the following resolution at the 2011 Annual Meeting of Stockholders:

  "RESOLVED, that the option of once every one, two or three years that receives the highest number of votes cast for this resolution will be determined to be the stockholders' preferred frequency for the holding of stockholder advisory votes on the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis and other related sections and tables included in the Company's Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission."

        Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth above; however, the advisory vote we are asking you to cast is not binding on the Company in any way.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THAT THE COMPANY HOLD AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS EVERY "THREE YEARS".

 OTHER BUSINESS

        The Board of Directors does not intend to present any business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Stockholders, and has no present knowledge that any others intend to present business at the Annual Meeting. If, however, other matters requiring the vote of the stockholders properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table shows the beneficial ownership of our Common Stock on December 31, 2010:

  •
  each person who we know beneficially owns more than 5% of our Common Stock;

  •
  our directors and named executive officers; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership, which is determined in accordance with the rules and regulations of the Securities and Exchange Commission, means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of our Common Stock. The number of shares of our Common Stock beneficially owned by a person includes shares of Common Stock issuable with respect to options and convertible securities held by the person which are exercisable or convertible within 60 days. The percentage of our Common Stock beneficially owned by a person assumes that the person has exercised all options, and converted all convertible securities, the person holds which are exercisable or convertible within 60 days, and that no other persons exercised any of their options or converted any of their convertible securities. Except as otherwise indicated, the business address for each of the following persons is 100 Manhattanville Road, Purchase, New York 10577-2135. Except as otherwise indicated in the footnotes to the table or in cases where community property laws apply, we believe that each person identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the person. Percentage of beneficial ownership is based on 30,713,223 shares of Common Stock outstanding, together with the individual's options to purchase shares of our Common Stock outstanding which are fully vested at December 31, 2010 and restricted stock granted and not yet vested.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent
Five Percent and Greater Stockholders(a)
The Resolute Fund, L.P.(2)	12,830,801	41.78%
Edgewater Private Equity Fund IV, L.P.(3)	1,380,497	4.49%
JZ Capital Partners Ltd(4)	1,380,498	4.49%
Directors and Named Executive Officers
Brian M. Sondey(5)	707,556	2.28%
John Burns(6)	105,997	*
Adrian Dunner(7)	104,419	*
Kevin Valentine (8)	35,097	*
Marc Pearlin(9)	35,826	*
Malcolm P. Baker(10)	15,000	*
A. Richard Caputo, Jr.(11)	—	*
Claude Germain(12)	6,950	*
Brian J. Higgins(13)	—	*
John W. Jordan II(14)	—	*
Frederic H. Lindeberg(15)	29,200	*
David W. Zalaznick(16)	—	*
Douglas J. Zych(17)	—	*
All directors and named executive officers as a group	1,040,045	3.34%

*
Less than 1%.

(a)
Includes owners of under 5% of our common stock who are members of a shareholders agreement regarding the voting of their shares.

(1)
"Beneficial ownership" is a term broadly defined by the Securities and Exchange Commission in Rule 13d-3 under the Securities Exchange Act of 1934, and includes more than the typical forms of stock ownership, that is, stock held in the person's name. The term also includes what is referred to as "indirect ownership," meaning ownership of shares as to which a person has or shares investment or voting power. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date that such person or group has the right to acquire within 60 days after such date.

(2)
Represents an aggregate of 12,830,801 shares of common stock owned by The Resolute Fund, L.P. and certain of its affiliated funds (collectively, "The Resolute Funds"). The respective ownership of the shares of common stock owned by each of The Resolute Funds are: (a) The Resolute Fund, L.P.—11,384,766 shares of common stock; (b) The Resolute Fund Singapore PV, L.P.—447,689 shares of common stock; (c) The Resolute Fund Netherlands PV I, L.P.—537,227 shares of common stock; (d) The Resolute Fund Netherlands PV II, L.P.—447,689 shares of common stock; and (e) The Resolute Fund NQP, L.P.—13,430 shares of common stock. The Resolute Funds are managed by The Jordan Company, L.P. Resolute Fund Partners, LLC, the General Partner of The Resolute Funds, exercises investment discretion and control over the shares held by The Resolute Funds. The address for this beneficial owner is 767 Fifth Avenue, 48th Floor, New York, New York 10153. Each of Messrs. Caputo, Higgins, Jordan, Zalaznick and Zych as well as Jonathan F. Boucher, Adam E. Max and Thomas H. Quinn may be deemed to share voting and investment power over the shares owned by The Resolute Funds as a result of their position or affiliation with Resolute Fund Partners, LLC and/or The Jordan Company, L.P. Each such individual disclaims beneficial ownership of the shares owned by The Resolute Funds. The Resolute Funds, the Edgewater Funds and JZ Capital Partners Ltd. (collectively owning 50.77% of our Common Stock) are parties to a shareholders agreement pursuant to which such shareholders have agreed to vote their respective shares of Common Stock such that our Board of Directors will be comprised of nine directors consisting of (i) six individuals designated by the Resolute Fund, L.P. and (ii) three independent directors designated by our Nominating and Corporate Governance Committee. The amount in the table above does not include any shares owned by the Edgewater Funds or JZ Capital Partners Ltd., as The Resolute Funds disclaim beneficial ownership of such shares.

(3)
Represents an aggregate of 1,380,497 shares of common stock owned by Edgewater Private Equity Fund III, L.P. and Edgewater Private Equity Fund IV, L.P. (collectively the "Edgewater Funds"). The respective ownership of the shares of common stock owned by the Edgewater Funds are (a) Edgewater Private Equity Fund III, L.P.—190,085 shares of common stock; and (b) Edgewater Private Equity Fund IV, L.P.—1,190,412 shares of common stock. The address for these beneficial owners is 900 N. Michigan Ave., Suite 1800, Chicago, Illinois 60616. The Edgewater Funds are governed by an executive committee (the "Committee") which has voting and investment power with respect to the shares owned by the Edgewater Funds. The Committee is comprised of James A. Gordon, Gregory K. Jones and David M. Tolmie, each of whom may be deemed to share voting and investment power over the shares owned by the Edgewater Funds. The Resolute Funds, the Edgewater Funds and JZ Capital Partners Ltd. (collectively owning 50.77% of our Common Stock) are parties to a shareholders agreement pursuant to which such shareholders have agreed to vote their respective shares of Common Stock such that our Board of Directors will be comprised of nine directors consisting of (i) six individuals designated by The Resolute Fund, L.P. and (ii) three independent directors designated by our Nominating and Corporate Governance Committee. The amount in the table above does not include any shares owned by The Resolute Funds or JZ Capital Partners Ltd., as the Edgewater Funds disclaim beneficial ownership of such shares.

(4)
JZ Capital Partners Ltd is an investment trust listed on the London Stock Exchange. Its business is to invest, primarily in the United States, in debt and equity securities recommended by Jordan/Zalaznick Advisers, Inc., a Delaware corporation based in New York, that is its sole investment advisor. JZ Capital Partners Ltd is governed by a board of independent directors, comprised of Andrew Withey, John Green-Armytage, James Jordan, Michael Sorkin and Tanja Tibaldi, who have shared voting and investment power over the shares held by JZ Capital Partners Ltd. The address for this beneficial owner is 2nd Floor, Regency Court, Glategny Esplanade, St. Peter Port, Guernsey, Channel Islands GY13NQ. The Resolute Funds, the Edgewater Funds and JZ Capital Partners Ltd. (collectively owning 50.77% of our Common Stock) are parties to a shareholders agreement pursuant to which such shareholders have agreed to vote their respective shares of Common Stock such that our Board of Directors will be comprised of nine directors consisting of (i) six individuals designated by the Resolute Fund, L.P. and (ii) three independent directors designated by our Nominating and Corporate Governance Committee. The amount in the table above does not include any shares owned by The Resolute Funds or the Edgewater Funds, as JZ Capital Partners Ltd. disclaim beneficial ownership of such shares.

(5)
Mr. Sondey is our Chief Executive Officer and President and has served as a member of our board of directors since November 2004. The above chart includes an aggregate of 61,000 shares of restricted stock granted in 2007, 2009 and 2010 and 334,693 shares of common stock underlying stock options granted to Mr. Sondey under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan in connection with the closing of our initial public offering in October 2005, which stock options became fully exercisable on December 30, 2005.

(6)
Mr. Burns is our Senior Vice President and Chief Financial Officer. The above chart includes an aggregate of 19,250 shares of restricted stock granted in 2007, 2009 and 2010 and 36,352 shares of common stock underlying stock options granted to Mr. Burns under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan in connection with the closing of our initial public offering in October 2005, which stock options became fully exercisable on December 30, 2005.

(7)
Mr. Dunner is our Senior Vice President, Asia Pacific. The above chart includes an aggregate of 19,250 shares of restricted stock granted in 2007, 2009 and 2010 and 36,352 shares of common stock underlying stock options granted to Mr. Dunner under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan in connection with the closing of our initial public offering in October 2005, which stock options became fully exercisable on December 30, 2005.

(8)
Mr. Valentine is our Senior Vice President, Trader and Global Operations. The above chart includes an aggregate of 16,500 shares of restricted stock granted in 2007, 2009 and 2010 and 5,251 shares of common stock underlying stock options granted to Mr. Valentine under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan in connection with the closing of our initial public offering in October 2005, which stock options became fully exercisable on December 30, 2005.

(9)
Mr. Pearlin is our Vice President, General Counsel and Secretary. The above chart includes an aggregate of 9,000 shares of restricted stock granted in 2007, 2009 and 2010 and 6,750 shares of common stock underlying stock options granted to Mr. Pearlin under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan in connection with the closing of our initial public offering in October 2005, which stock options became fully exercisable on December 30, 2005.

(10)
Malcolm P. Baker is the Dwight P. Robinson, Jr. Professor in the finance unit of the Harvard University Graduate School of Business, a faculty research fellow in the corporate finance program at the National Bureau of Economic Research, and a consultant for Acadian Asset Management. Mr. Baker has served as a member of our board of directors since September 2006. The above chart includes 5,000 shares of restricted stock issued in 2008, 2009 and 2010 and 10,000 vested shares of common stock underlying stock options granted to Mr. Baker in 2006 under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan. Mr. Baker's address is 100 Manhattanville Road, Purchase, New York 10577.

(11)
Mr. Caputo is a Partner and Managing Principal of The Jordan Company, L.P., which manages The Resolute Funds. Mr. Caputo may be deemed to share voting and investment power over the shares owned by The Resolute Funds and therefore to beneficially own such shares. Mr. Caputo disclaims beneficial ownership of the shares owned by The Resolute Funds. Mr. Caputo has served as a member of our board of directors since November 2004. Mr. Caputo's address is 767 Fifth Avenue, 48th Floor, New York, New York 10153.

(12)
Mr. Germain is a Managing Partner of Rouge River Capital Inc., a Canadian merchant bank focused on midmarket opportunities. Mr. Germain was appointed as a director of our company on February 24, 2009. The above chart includes 6,000 shares of restricted stock issued in 2009 and 2010. Mr. Germain's address is 100 Manhattanville Road, Purchase, New York 10577.

(13)
Mr. Higgins is a Principal of The Jordan Company, L.P., which manages The Resolute Funds. Mr. Higgins may be deemed to share voting and investment power over the shares owned by The

  Resolute Funds and therefore to beneficially own such shares. Mr. Higgins disclaims beneficial ownership of the shares owned by The Resolute Funds. Mr. Higgins has served as a member of our board of directors since November 2004. Mr. Higgins's address is 767 Fifth Avenue, 48th Floor, New York, New York 10153.

(14)
Mr. Jordan is a Partner and Managing Principal of The Jordan Company, L.P., which manages The Resolute Funds. Mr. Jordan may be deemed to share voting and investment power over the shares owned by The Resolute Funds and therefore to beneficially own such shares. Mr. Jordan disclaims beneficial ownership of the shares owned by The Resolute Funds. Mr. Jordan has served as a member of our board of directors since November 2004. Mr. Jordan's address is 767 Fifth Avenue, 48th Floor, New York, New York 10153.

(15)
Mr. Lindeberg has a consulting practice providing taxation, management and investment counsel focusing on finance, real estate, manufacturing and retail industries. The above chart includes 5,000 shares of restricted stock issued in 2008, 2009 and 2010 and 10,000 shares of common stock underlying stock options granted to Mr. Lindeberg under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan in connection with the closing of our initial public offering in October 2005, which stock options became fully exercisable on December 30, 2005. Mr. Lindeberg has served as a member of our board of directors since October 2005. Mr. Lindeberg's address is 100 Manhattanville Road, Purchase, New York 10577.

(16)
Mr. Zalaznick is a Partner and Managing Principal of The Jordan Company, L.P., which manages The Resolute Funds. Mr. Zalaznick may be deemed to share voting and investment power over the shares owned by The Resolute Funds and therefore to beneficially own such shares. Mr. Zalaznick disclaims beneficial ownership of the shares owned by The Resolute Funds. Mr. Zalaznick has served as a member of our board of directors since November 2004. Mr. Zalaznick's address is 767 Fifth Avenue, 48th Floor, New York, New York 10153.

(17)
Mr. Zych is a Principal of The Jordan Company, L.P., which manages The Resolute Funds. Mr. Zych may be deemed to share voting and investment power over the shares owned by The Resolute Funds and therefore to beneficially own such shares. Mr. Zych disclaims beneficial ownership of the shares owned by The Resolute Funds. Mr. Zych has served as a member of our board of directors since November 2004. Mr. Zych's address is 767 Fifth Avenue, 48th Floor, New York, New York 10153.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires TAL International Group's officers and directors, and holders of more than ten percent of a registered class of TAL International Group's equity securities, to file reports of ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish TAL International Group with copies of all Section 16(a) forms they file.

        BASED ON A REVIEW OF THE COPIES OF FORMS 3, 4 AND 5 FURNISHED TO TAL INTERNATIONAL GROUP, TAL INTERNATIONAL GROUP BELIEVES THAT ALL SECTION 16(a) FILING REQUIREMENTS APPLICABLE TO ITS OFFICERS, DIRECTORS AND TEN PERCENT HOLDERS WERE FILED IN A TIMELY MANNDER DURING FISCAL YEAR 2010.

Certain Relationships and Related Transactions

Tax Sharing Agreement

        We have entered into a tax sharing agreement with our U.S. subsidiaries. Under the agreement, our subsidiaries consent to filing consolidated U.S. federal income tax returns with us for any taxable year for which a consolidated return can be filed and each taxable year thereafter. For each taxable year during which a subsidiary is included in a consolidated federal income tax return, each subsidiary will pay us an amount equal to its allocated federal tax liability for that taxable year and all prior years, with certain adjustments as set forth in the agreement.

Shareholders Agreement

        Certain of our stockholders have entered in a shareholders agreement setting forth certain rights and restrictions relating to ownership of our securities. The shareholders agreement provides that certain of the parties thereto, including The Resolute Funds, the Edgewater Funds and JZ Capital Partners Ltd., which parties as of December 31, 2010, collectively beneficially own 50.77% of our Common Stock (including shares issuable upon exercise of vested stock options), will vote their respective shares such that our Board of Directors will be comprised of:

  •
  nine directors consisting of:

  •
  six individuals designated by The Resolute Fund, L.P. and its affiliated funds; and

  •
  three independent directors designated by our Nominating and Corporate Governance Committee.

Employment Agreements

        We have entered into an employment agreement with Brian M. Sondey, our Chief Executive Officer as described in "Compensation Discussion and Analysis—Employment Contract."

Compensation Committee Interlocks and Insider Participation

        The Board of Directors has established a Compensation Committee, consisting of Messrs. Caputo Jr., Lindeberg and Zalaznick. No members of the Compensation Committee are officers, employees or former officers of TAL International Group. No executive officer of TAL International Group served as a member of the Compensation Committee or Board of Directors of another entity (or other committee of our Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served on the Compensation Committee or as a director of TAL International Group.

MISCELLANEOUS

Stockholder Proposals

        Stockholder proposals intended for inclusion in the proxy materials for the 2012 Annual Meeting must be received by TAL International Group no later than November 25, 2011. Such proposals should be directed to TAL International Group at its principal executive offices, 100 Manhattanville Road, Purchase New York 10577.

Internet Availability of Proxy Materials

        The Company's Proxy Statement and 2010 Annual Report are available on our corporate website at http://ir.talinternational.com/phoenix.zhtml?c=192426&p=irol-reportsannual

Incorporation by Reference

        To the extent that this Proxy Statement is incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, then the sections of this Proxy Statement entitled "Report of the Compensation Committee Report" and "Report of the Audit Committee Report" will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement or any other filing that we make with the SEC.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as "householding", potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers may household proxy materials, delivering a single Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or us that materials will be sent in the householding manner to the stockholders' address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, they should notify their broker if shares are held in a brokerage account or us if holding registered shares. Any beneficial owner can request (i) to receive a separate copy of an annual report or Proxy Statement for this meeting, (ii) to receive separate copies of those materials for future meetings, or (iii) if the stockholder shares an address and wishes to request delivery of a single copy of annual reports or Proxy Statements, you can make your request in writing to your broker.

FORM 10-K

        A COPY OF TAL INTERNATIONAL GROUP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO BENEFICIAL STOCKHOLDERS OR STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO INVESTOR RELATIONS AT TAL INTERNATIONAL GROUP'S PRINCIPAL EXECUTIVE OFFICES.

By Order of the Board of Directors
Marc Pearlin
Secretary

March 25, 2011

DIRECTIONS TO RENAISSANCE WESTCHESTER HOTEL:

FROM CONNECTICUT or NEW YORK VIA I-95 (NORTH OR SOUTH):

        Follow signs for I-287 West (Cross Westchester Expressway). Take I-287 West to Exit 9N-S (Westchester Avenue/CR-62 West). Stay on Westchester Avenue for approximately 0.9 miles, then bear right onto West Red Oak Lane. Hotel is at the end of West Red Oak Lane.

FROM CONNECTICUT VIA MERRITT PARKWAY:

        Merritt Parkway South to Hutchinson River Parkway South. Take exit for I-287 East (Westchester Avenue). Stay on Westchester Avenue and take next right onto West Red Oak Lane. Hotel is at the end of West Red Oak Lane.

FROM WEST SIDE OF MANHATTAN:

        West Side Highway to Henry Hudson Parkway (Route 9) North to Saw Mill River Parkway North (The Henry Hudson becomes the Saw Mill River Parkway). Follow Saw Mill River Parkway to Exit 4, Cross County Parkway East. Take exit for Hutchinson River Parkway North. Follow Hutchinson to Exit 26W for I-287 West (Westchester Avenue). Stay on Westchester Avenue and take next right onto West Red Oak Lane. Hotel is at the end of West Red Oak Lane.

FROM QUEENS/LONG ISLAND—WHITESTONE & THROGS NECK BRIDGES:

Whitestone Bridge:

        After bridge tolls, bear left for Hutchinson River Parkway North. Take Hutchinson River Parkway to Exit 26W for I-287 West (Westchester Avenue). Stay on Westchester Avenue and take next right onto West Red Oak Lane. Hotel is at the end of West Red Oak Lane.

Throgs Neck Bridge:

        After bridge tolls, bear right for I-95 (New England Thruway). Take Exit 9, Hutchinson River Parkway North. Take Hutchinson River Parkway to Exit 26W for I-287 West (Westchester Avenue). Stay on Westchester Avenue and take next right onto West Red Oak Lane. Hotel is at the end of West Red Oak Lane.

TAL International Group, Inc.

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IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

Annual Meeting Proxy Card

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Brian M. Sondey	☐	☐	02 - Malcolm P. Baker	☐	☐	03 - A. Richard Caputo	☐	☐
04 - Claude Germain	☐	☐	05 - Brian J. Higgins	☐	☐	06 - John W. Jordan II	☐	☐
07 - Frederic H. Lindeberg	☐	☐	08 - David W. Zalaznick	☐	☐	09 - Douglas J. Zych	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C 1234567890 JNT

1 U P X 1 1 3 0 8 1 1

01AKAC

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X TAL International Group, Inc. 01AKAC 1 U PX + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card . Authorized Signatures — Sign Here — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3 and every 3 YRS for Proposal 4. For Against Abstain For Against Abstain 2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. 3. ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. 01 - Brian M. Sondey 04 - Claude Germain 07 - Frederic H. Lindeberg 02 - Malcolm P. Baker 05 - Brian J. Higgins 08 - David W. Zalaznick 03 - A. Richard Caputo 06 - John W. Jordan II 09 - Douglas J. Zych 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 3 Yrs 2 Yrs 1 Yr Abstain 4. ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 1 1 3 0 8 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK

 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON — APRIL 26, 2011. The undersigned hereby appoint(s) Marc A. Pearlin and John Burns as proxies, each with full power of substitution, to represent and vote as designated all shares of Common Stock of TAL International Group, Inc. held of record by the undersigned on March 15, 2011 at the annual meeting of stockholders of TAL International Group, Inc. to be held at the Renaissance Westchester Hotel, 80 West Red Oak Lane, West Harrison, New York, at 10:00 a.m., Eastern Daylight Time, on April 26, 2011, with authority to vote upon the matters listed on this proxy card and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2 AND 3 AND FOR EVERY “3 YEARS” WITH RESPECT TO PROPOSAL 4. PLEASE ACT PROMPTLY SIGN, DATE AND MAIL YOUR PROXY CARD TODAY . Proxy — TAL International Group, Inc.

QuickLinks

INFORMATION ABOUT VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTOR COMPENSATION TABLE
THE NAMED EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS TABLE
OPTIONS EXERCISED AND STOCK VESTED IN 2010
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION
PROPOSAL 4 ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
OTHER BUSINESS
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
MISCELLANEOUS